UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Vincerx Pharma, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Vincerx Pharma, Inc.

260 Sheridan Avenue, Suite 400

Palo Alto, CA 94306

(650) 800-6676

April 10, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Vincerx Pharma, Inc., which will be held at 10:00 a.m., Pacific Time, on Thursday, May 23, 2024. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VINC2024 and using the control number included on your proxy materials.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or mail, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Dr. Ahmed M. Hamdy
Dr. Ahmed M. Hamdy
Chief Executive Officer and Chairman

Vincerx Pharma, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 23, 2024

To Our Stockholders:

Vincerx Pharma, Inc. will hold its 2024 Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Thursday, May 23, 2024. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/VINC2024 and using the control number included on your proxy materials.

We are holding this Annual Meeting:

1.	to elect three Class I directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	to approve an amendment to the Vincerx Pharma, Inc. 2020 Stock Incentive Plan to increase the number of shares authorized for issuance by 1,500,000 shares;

3.	to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2024; and

4.	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on March 26, 2024 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the proxy materials you received in the mail. Please review the instructions on page 2 of the attached Proxy Statement regarding your voting options.

By order of the Board of Directors,

/s/ Dr. Ahmed M. Hamdy
Dr. Ahmed M. Hamdy
Chief Executive Officer and Chairman

Palo Alto, California

April 10, 2024

The Proxy Statement and Annual Report are available at

www.proxyvote.com.

i

Vincerx Pharma, Inc.

260 Sheridan Avenue, Suite 400

Palo Alto, CA 94306

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Vincerx Pharma, Inc., a Delaware corporation (“we,” “us,” “our,” “Vincerx” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Thursday, May 23, 2024 at 10:00 a.m., Pacific Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about April 10, 2024.

Questions and Answers About

the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s annual meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or mail. In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report on Form 10-K, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners at the close of business on March 26, 2024, which is the record date for the Annual Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or mail as early as possible to ensure their votes are counted.

What proposals will be voted on at the Annual Meeting?

Three proposals will be voted on at the Annual Meeting:

•	Proposal 1: The election of three Class I directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified.

•	Proposal 2: The approval of an amendment to the Vincerx Pharma, Inc. 2020 Stock Incentive Plan to increase the number of shares authorized for issuance by 1,500,000 shares.

•	Proposal 3: The ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2024.

What are the Board’s recommendations?

Our board of directors recommends that you vote:

•	Proposal 1: “FOR ALL NOMINEES” in the election of each of the nominees for Class I director.

•	Proposal 2: “FOR” the approval of an amendment to the Vincerx Pharma, Inc. 2020 Stock Incentive Plan to increase the number of shares authorized for issuance by 1,500,000 shares.

•	Proposal 3: “FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the year ending December 31, 2024.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, March 26, 2024, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for 10 days prior to the Annual Meeting at our offices located at 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306. Please contact our Secretary by telephone at (650) 800-6676 if you wish to inspect the list of stockholders prior to the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, the stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet. Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Mail. If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposals 2 and 3. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

At the Virtual Meeting. Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/VINC2024 and using the control number included on your proxy materials. If you have already voted previously by Internet or mail, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or mail, you may change your vote or revoke your proxy with a later Internet or mail proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to Continental at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” under the rules of the New York Stock Exchange, such as Proposal 3, the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to Proposal 3. Proposal 1, the election of directors, and Proposal 2 are considered “non-routine” items for which brokers and nominees do not have discretionary voting power, and therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What constitutes a quorum?

The presence online at the Annual Meeting, or represented by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date, will constitute a quorum. As of the close of business on the Record Date, 21,413,389 shares of our common stock were outstanding and entitled to vote. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR ALL NOMINEES” or your vote may be “WITHHELD” with respect to any or all of the nominees. “WITHHELD” votes and broker non-votes are not considered votes cast and will have no effect on Proposal 1.

For Proposals 2 and 3, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” such proposals. For Proposals 2 and 3, broker non-votes will have no effect. Since Proposal 3 is considered a “routine” matter, we do not expect to receive any broker non-votes.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the board of directors (“FOR ALL NOMINEES” in the election of the Class I nominees to the board of directors and “FOR” Proposals 2 and 3, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What vote is required to approve each item?

We have a plurality voting standard for the election of directors, which means that three persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director nominee.

While directors are elected by a plurality of votes cast, our amended and restated bylaws (“Bylaws”) require that if a majority of the votes cast for a director are marked “AGAINST” or “WITHHELD” in an uncontested election, such person must promptly tender his or her resignation to our board of directors for the board’s consideration. If such director’s resignation is accepted by the board, then our board of directors, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.

Each of Proposals 2 and 3 requires the affirmative “FOR” vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on each such proposal.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address. Stockholders participating in householding will continue to receive separate proxy cards.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will promptly be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306, or by calling (650) 800-6676. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. We believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/VINC2024 and using the control number included on your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m., Pacific Time, on Thursday, May 23, 2024. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 9:45 a.m., Pacific Time, on Thursday, May 23, 2024.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

IMPORTANT

Please promptly vote by Internet or mail, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

Our Bylaws provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. In accordance with our Bylaws, our board of directors has determined that the number of directors constituting our board of directors shall be set at seven.

Our board of directors currently consists of seven directors, divided into three classes, each serving staggered, three-year terms:

•	Our Class I directors are Dr. Raquel E. Izumi, Laura I. Bushnell, and Dr. Ruth E. Stevens, and their terms will expire at the Annual Meeting;

•	Our Class II directors are Dr. John H. Lee and Francisco D. Salva, and their terms will expire at the 2025 annual meeting of stockholders; and

•	Our Class III directors are Dr. Ahmed M. Hamdy and Dr. Brian J. Druker, and their terms will expire at the 2026 annual meeting of stockholders.

Three Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2027 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. The nominees receiving the highest number of affirmative votes will be elected as the Class I directors. The nominating and corporate governance committee of the board of directors has recommended, and the board of directors has designated, Dr. Raquel E. Izumi, Laura I. Bushnell, and Dr. Ruth E. Stevens as the nominees for Class I directors to serve until the 2027 annual meeting of stockholders, and each has indicated to us that she will be able to serve. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by the board of directors, taking into account any recommendations of the nominating and corporate governance committee, to fill such vacancy.

Board Diversity Matrix (as of March 26, 2024)

Total Number of Directors 7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	1	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did Not Disclose Demographic Background			—

Biographies

The names of the Class I nominees and the other members of the board of directors and certain biographical information as of March 26, 2024 are set forth below:

Name	Age	Position with Company	Director Since
Ahmed M. Hamdy, M.D.	59	Chief Executive Officer and Chairman	2020
Raquel E. Izumi, Ph.D.	54	President, Chief Operations Officer and Director	2020
Laura I. Bushnell	56	Director	2020
Brian J. Druker, M.D.	68	Director	2020
John H. Lee, M.D.	56	Director	2020
Francisco D. Salva	53	Director	2020
Ruth E. Stevens, Ph.D.	64	Director	2021

Class I Nominees:

Raquel E. Izumi, Ph.D. has served as our Chief Operations Officer and as a member of our board of directors since December 2020, and as our President from January 2021. Dr. Izumi co-founded Legacy Vincera Pharma and served as its Chief Operations Officer and as a member of its board of directors from March 2019 to December 2020. Prior to that, Dr. Izumi co-founded Acerta Pharma B.V. and served as its executive vice president of clinical development from February 2013 to May 2020. Dr. Izumi also co-founded Aspire Therapeutics LLC and served as its chief scientific officer from June 2011 to February 2013. Prior to founding Aspire Therapeutics LLC, Dr. Izumi served as senior director of clinical development at Pharmacyclics LLC (Nasdaq: PCYC) from February 2010 to May 2011, where she worked on designing and implementing seven clinical studies across various hematologic malignancies (including three studies that garnered breakthrough therapy designation) for the first BTK inhibitor to enter clinical trials. Dr. Izumi began her research career at Amgen Inc. (Nasdaq: AMGN), where she held positions of increasing responsibility and participated in a successful BLA filing and approval for Aranesp®. Dr. Izumi was a Howard Hughes Predoctoral Fellow at the University of California, Los Angeles where she obtained a Ph.D. in microbiology and immunology. She received honors and distinction for her B.A. in biological sciences from the University of California, Santa Barbara. We believe Dr. Izumi is qualified to serve on our board of directors due to her over 20 years of drug development and clinical research experience and her authorship of several INDs as well as design and execution of several clinical trials in oncology, cardiology, pulmonology, immunology, and endocrinology.

Laura I. Bushnell has served as a member of our board since December 2020. Ms. Bushnell has served as a partner of King & Spalding LLP, a global law firm, since September 2009. Ms. Bushnell has served as a member of the board of trustees of the University of California, Santa Cruz Foundation since February 2015, and as chair of the Dean’s Council of the Baskin School of Engineering at the University of California, Santa Cruz, since July 2019. Ms. Bushnell received an A.B. in psychology from Stanford University and a J.D. from the Georgetown University Law Center. We believe Ms. Bushnell is qualified to serve on our board of directors due to her extensive experience counseling management and boards of directors of private and public companies, particularly in the life sciences and technology sectors, on capital raising matters, strategic transactions and corporate governance.

Ruth E. Stevens, Ph.D. has served as a member of our board since May 2021. Dr. Stevens also serves as a Senior Advisor to Premier Research, a clinical research and development company, and as an independent regulatory consultant to the pharmaceutical industry. Dr. Stevens was a co-founder and served as chief scientific officer and executive vice president of Camargo Pharmaceutical Services, LLC, a drug development consulting company, from 2003 to September 2021, and a member of its board of directors from March 2017 to September 2021. Dr. Stevens was a recipient of 2019 Oregon State University, Icon of Pharmacy award, and induction into the Pharmacy Hall of Fame. Dr. Stevens has served as an adjunct professor at the University of Cincinnati, College of Pharmacy, since March 1997. Prior to founding Camargo Pharmaceutical Services, Dr. Stevens was senior director of clinical operations at Barr Research, Inc. (formerly Duramed Pharmaceuticals, Inc.) (NYSE: BRL), a pharmaceutical product company, from 1999 to 2002, and served as director of pharmacokinetics & scientific affairs at Phoenix International Life Sciences Inc., a research organization, which provided research, clinical studies and studies to pharmaceutical and biotechnology companies, from 1996 to 1999. Prior to that, from 1990 to 1996, Dr. Stevens served as an FDA pharmacokinetic team leader and pharmacokinetic reviewer at the Office of Clinical Pharmacology and Biopharmaceutics of the U.S. Food and Drug Administration. Dr Stevens has a B.A. in Health Education from the University of Washington, Seattle, a Ph.D. in Biopharmaceutics/Pharmacokinetics from Oregon State University and an MBA from Xavier University. We believe Dr. Stevens is qualified to serve on our board of directors due to her extensive leadership experience in drug development.

The Board of Directors Recommends a Vote “FOR ALL NOMINEES”

in the Election of the Class I Nominees Set Forth Above as Directors of the Company.

Directors with Continuing Terms:

Ahmed M. Hamdy, M.D. has served as our Chief Executive Officer and Chairman of our board of directors since December 2020, and as our President from December 2020 to January 2021. Dr. Hamdy co-founded Vincera Pharma, Inc. (“Legacy Vincera Pharma”) and served as its Chief Executive Officer and as a member of its board of directors from March 2019 to December 2020. Prior to that, Dr. Hamdy co-founded Acerta Pharma B.V., a pharmaceutical development company and member of the AstraZeneca plc, and served as its head of early clinical development from January 2015 to June 2019, as chief executive officer from February 2013 to January 2015, as chief medical officer from February 2013 to January 2015 and as a member of the board from February 2013 to February 2016. Prior to that, Dr. Hamdy served as chief medical officer of Pharmacyclics LLC (Nasdaq: PCYC), a biopharmaceutical company, from March 2008 to June 2011. Dr. Hamdy has served as a clinical advisor and member of the board of directors of Andes Biotechnologies, a nucleic acid-based drug discovery and development company, since September 2016, as a member of the Dean’s Council of the Jack Baskin School of Engineering at the University of California, Santa Cruz, since April 2019, and as a member of the Palo Alto Medical Foundation President’s Council since March 2016. Dr. Hamdy received a MBBCH from the KasrAlainy School of Medicine at the University of Cairo, Egypt. We believe Dr. Hamdy is qualified to serve on our board of directors due to his more than twenty years of clinical research experience in pharmaceutical drug development and extensive executive leadership experience in the pharmaceutical drug development industry.

Brian J. Druker, M.D. has served as a member of our board since December 2020. Dr. Druker has served in various capacities at the Oregon Health and Science University, as a physician since July 1993, professor since July 2000, and associate dean of Oncology since July 2010. Since July 2007, Dr. Druker served as director of the Oregon Health and Science University Knight Cancer Institute. Dr. Druker has served as a member of the scientific advisory board of Aptose Biosciences Inc. (Nasdaq: APTO), a biotechnology company, since 2013. Since May 2018, Dr. Druker has served as a member of the board of directors of Amgen Inc. (Nasdaq: AMGN), a multinational biopharmaceutical company. Dr. Druker served as a member of the scientific advisory board of Grail, Inc., a biotechnology company, from May 2016 to September 2019. Dr. Druker has been recognized with numerous awards, including the Warren Alpert Prize from Harvard Medical School, the Lasker-DeBakey Award for Clinical Medical Research, the Japan Prize in Healthcare and Medical Technology, and most recently, the 2018 Tang Prize in Biopharmaceutical Science. Dr. Druker has been elected to the National Academy of Medicine, the National Academy of Sciences and the American Academy of Arts and Sciences. Dr. Druker received a B.A. in chemistry from the University of California, San Diego, and an M.D. from the University of San Diego Medicine, San Diego. We believe Dr. Druker is qualified to serve on our board of directors due to his extensive experience in cancer research industry and leadership experience on public company boards of directors.

John H. Lee, M.D. has served as a member of our board since December 2020. Dr. Lee has served as chief medical officer of cancer research of Avera Health, a regional healthcare system, since May 2020 and as chief medical officer of ImmunityBio, Inc. (Nasdaq: IBRX), an immuno-oncology and infectious disease company, from March 2019 to May 2020. Prior to that, Dr. Lee served as senior vice president of clinical development of Nantkwest, Inc., a clinical-stage immunotherapy company, from May 2016 to March 2019. Dr. Lee served as executive director of the Chan Soon Shiong Institute of Molecular Medicine, a biomedical and translational research institute and as a full professor at the University of South Dakota, from May 2016 to September 2018 and September 2010 to May 2016, respectively. Dr. Lee served as director of the cancer center of Stanford Health, a leading academic health system from July 2012 to May 2016. Dr. Lee served as a member of the board of directors of Windber Hospital from June 2018 to May 2020. Dr. Lee received a B.S. in biology from Stanford University, an M.D. from the University of Minnesota, Twin Cities, and special training in otolaryngology-head and neck surgery from the University of Iowa. We believe Dr. Lee is qualified to serve on our board of directors due to his extensive experience within the cancer research industry.

Francisco D. Salva has served as a member of our board since December 2020. Mr. Salva currently serves as president and chief executive officer of Azitra, Inc., a synthetic biology company. He has served as an operating partner of Accelerator Life Science Partners, a venture capital firm, since January 2018, and served as president and chief executive officer of Complexa Inc., a clinical-stage biopharmaceutical company, from May 2018 to August 2020. Mr. Salva co-founded Acerta Pharma and served as its vice president of operations from February 2013 to November 2016. Prior to that, Mr. Salva served as senior director of corporate finance at Pharmacyclics LLC (Nasdaq: PCYC). Earlier in his career, Mr. Salva spent almost a decade in life sciences venture capital, starting his investment career at Patricof & Co, Ventures (now Apax Partners) before moving to lead investments at Invesco (NYSE: IVZ) and CIBC Capital Partners. Mr. Salva received an A.B. in business economics and an A.B. in philosophy from Brown University and a MSc. in economics and philosophy from the London School of Economics. We believe Mr. Salva is qualified to serve on our board of directors due to his extensive experience with corporate development, operations, healthcare venture capital and investment banking.

There are no family relationships among any of our directors or executive officers.

Director Nominations

Our board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to our board of directors for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds. In identifying candidates for membership on our board of directors, the nominating and corporate governance committee takes into account all factors it considers appropriate, which may include character, judgment, leadership, business acumen, diversity of backgrounds, perspectives, skills, age, gender, ethnicity, professional experience, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, knowledge of or experience in the industry in which the Company operates in, and the extent to which a particular candidate would fill a present or anticipated need on our board of directors. Candidates for membership on our board of directors will be reviewed in the context of the existing membership of our board of directors, the operating requirements of the Company, and the long-term interests of stockholders.

Our nominating and corporate governance committee also seeks to ensure that a majority of our directors are independent under the rules of Nasdaq and that one or more of our directors is an “audit committee financial expert” under the rules of the SEC.

The nominating and corporate governance committee believes it is appropriate for our Chief Executive Officer and our President and Chief Operations Officer to participate as members of our board of directors.

Prior to our annual meeting of stockholders, our nominating and corporate governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of our board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the nominating and corporate governance committee decides not to re-nominate a director, or if a vacancy is created on our board of directors because of a resignation or an increase in the size of our board of directors or other event, then the nominating and corporate governance committee will consider whether to replace the director or to decrease the size of the board. If the decision is to replace a director, the nominating and corporate governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee, or our stockholders. Prospective nominees are evaluated by the nominating and corporate governance committee based on the membership criteria described above and set forth in our Corporate Governance Guidelines.

A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board of directors at our annual meeting of stockholders. In order to nominate a candidate to be a director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by our Secretary not later than the close of business on the later of (1) the 90th day prior to the date of the scheduled annual meeting and (2) the 10th day following the day on which public announcement of the date of such meeting is first made. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the related rules and regulations under that Section.

Each notice delivered by a stockholder who wishes to recommend a prospective nominee to our board of directors for consideration by the nominating and corporate governance committee generally must include the following information about the prospective nominee:

•	the name, age, business address, and residence address of the person;

•	the principal occupation of the person;

•	the class, series, and number of shares of our capital stock owned by the person;

•	a description of all compensation and other relationships during the past three years between the stockholder and the person;

•	any other information relating to the person required to be disclosed pursuant to Section 14 of the Exchange Act; and

•	the person’s written consent to serve as a director if elected.

According to our Bylaws, the notice must also include the following information about the stockholder giving the notice:

•	the name and record address of the stockholder;

•	the class, series, and number of shares of our capital stock owned by the stockholder; and

•	a description of all arrangements or understandings between such stockholder and each person the stockholder proposes for election as a director.

The nominating and corporate governance committee may require any prospective nominee recommended by a stockholder to furnish such other information as the committee reasonably may require to determine the person’s eligibility to serve as an independent director or that could be material to a stockholder’s understanding of the person’s independence or lack thereof.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306. You may obtain a copy of the full text of this provision of our Bylaws by writing to our Secretary at the above address.

Director Independence

Our board of directors determined that each of our directors, other than Dr. Ahmed M. Hamdy and Dr. Raquel E. Izumi, qualify as independent directors, as defined under the Nasdaq listing rules, and our board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Board Meetings

Our board of directors held four meetings during 2023. Each director attended at least 75% of the aggregate meetings held by the board of directors and the committees on which such director served. We do not have a policy that requires the attendance of directors at our annual meeting of stockholders. All of our directors attended the 2023 annual meeting.

Meeting of Non-Management and Independent Directors and Communications with Directors

During meetings of our board of directors, our independent directors regularly meet in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Our board of directors welcomes questions or comments about our company and our operations. If a stockholder wishes to communicate with our board of directors, including our independent directors, they may send their communication in writing to: Secretary, Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306. You must include your name and address in the written communication and indicate whether you are a stockholder. The Secretary will review any communication received from a stockholder, and all material communications will be forwarded to the appropriate director or directors or committee of our board of directors based on the subject matter.

Board Committees

We have established an audit committee, compensation committee, and nominating and corporate governance committee, each of which operates under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and Nasdaq. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

Audit Committee

Current Members:	Francisco D. Salva (Chair)
Dr. Ruth E. Stevens
Dr. John H. Lee

Number of Meetings in 2023:	6

Functions:

Our audit committee assists our board of directors in the oversight of:

•  independent auditor’s qualifications, independence and performance;

•  our financial reporting processes and disclosure controls;

•  engagement of our independent auditors to perform audit services and any permissible non-audit services;

•  the organization and performance of our internal audit function;

•  the annual audit plan and all critical accounting policies;

•  the integrity of our financial statements and internal quality control;

•  our compliance with legal and regulatory requirements;

•  our treasury and finance matters; and

•  our risk management and assessment pertaining to the financial, accounting and tax matters.

In addition, our audit committee provides our board of directors such information and materials as it may deem necessary to make the board aware of significant financial matters that require the attention of the board.

Our board of directors has determined that Mr. Salva is an audit committee financial expert, as defined by the rules promulgated by the SEC, and meets both the independence and financial sophistication requirements of the Nasdaq listing rules. Each of the members of our audit committee has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq.

Compensation Committee

Current Members:	Laura I. Bushnell (Chair)
Dr. John H. Lee

Number of Meetings in 2023:	1

Functions:

Our compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of:

•  compensation plans, including executive compensation and equity and cash incentive plans;

•  independence of compensation consultants, legal counsel, and other advisors;

•  material arrangements for our executive officers, including employment agreements, severance agreements, change in control protections, and indemnification agreements; and

•  disclosure in periodic reports filed with the SEC.

Our board of directors has determined that each of the members of the compensation committee satisfies the independence requirements as defined under the applicable rules and regulations of Nasdaq.

Nominating and Corporate Governance Committee

Current Members:	Francisco D. Salva (Chair)
Dr. Brian J. Druker

Number of Meetings in 2023:	0

Functions:	Our nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and oversees the evaluation of our board of directors. In addition, our nominating and corporate governance committee is responsible for developing, maintaining, and recommending to our board of directors corporate governance policies.

Corporate Governance

Board Leadership Structure

Our co-founder and Chief Executive Officer, Dr. Hamdy, serves as our chairman of the board. The board believes that having our Chief Executive Officer serve as chairman of the board promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for his success or failure.

If the chairman of the board is an independent director, then the chairman will also serve as the lead independent director. If the chairman of the board is not an independent director, the board may appoint an independent director to serve as the board’s lead independent director. The primary responsibilities of the lead independent director include presiding at all meetings of the board at which the chairman of the board is not present, including executive sessions of the independent directors, and serving as a liaison between the chairman of the board and/or the Chief Executive Officer and the independent directors. The lead independent director also has the authority to call meetings of the independent directors of the board or meetings of the board. The Company currently does not have a lead independent director.

The independent directors meet regularly in an executive session after regular board meetings, at which the independent directors have the opportunity to discuss management performance.

Role in Risk Oversight

Our board of directors is responsible for overseeing the overall risk management process at the Company. The responsibility for managing risk rests with executive management while the committees of our board of directors and our board of directors as a whole participate in the oversight process. Our board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, cybersecurity, financial reporting, internal risk management, and internal controls.

Corporate Governance Guidelines

Our board has adopted written Corporate Governance Guidelines to ensure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. Our Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and corporate governance committee assists our board of directors in implementing and adhering to our Corporate Governance Guidelines. Our Corporate Governance Guidelines are reviewed at least annually by the nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of Nasdaq. Our board of directors will continue to evaluate our corporate governance principles and policies.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers, and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;

•	confidentiality;

•	conflicts of interest;

•	corporate opportunities;

•	fair dealing;

•	payments or gifts from others;

•	health and safety;

•	insider trading;

•	international business laws;

•	protection and proper use of company assets; and

•	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical issues. The Code of Business Conduct and Ethics is posted on our website www.vincerx.com. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at www.vincerx.com within four business days following the date of such amendment or waiver.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, charters for each of the audit, compensation, and nominating and corporate governance committees, and other corporate governance documents are posted on the investors section of our website at www.vincerx.com under the heading “Investors—Corporate Governance—Governance Highlights.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306.

Certain Relationships and Related Transactions

It is our policy that all employees, officers, and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct and Ethics as discussed above. Additionally, our audit committee conducts a review of all related person transactions for potential conflict of interest situations on an ongoing basis, as discussed further below.

Other than the compensation arrangements of our directors and named executive officers discussed elsewhere in this Proxy Statement, and as set forth below, there were no transactions since January 1, 2023 to which we have been or will be a party, and in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with, or immediate family members of, any of the foregoing, had or will have a direct or indirect material interest.

LifeSci Service Agreement

Pursuant to a master service agreement entered into with LifeSci Advisors, LLC in November 2022, LifeSci Advisors has performed certain public relations and investor relations services for us. LifeSci Holdings LLC, an affiliate of LifeSci Advisors, beneficially owns more than 5% of our common stock. Under this master service agreement, which terminated effective December 31, 2023, we agreed to indemnify LifeSci Advisors from losses incurred from third party claims arising out of publicity or other materials created or produced by them under this master service agreement (provided that such materials were provided to us for review and approval), alleged or actual defects in our products, and allegations that our products infringe on, or encourage infringement of, the intellectual property rights of any third party. This master service agreement also contained standard confidentiality provisions and mutual indemnification provisions. During 2023, we paid LifeSci Advisors a total of $187,003 for their services pursuant to this master service agreement.

Voting Agreement

The stockholders of Vincera Pharma, Inc. prior to the closing of the business combination with us in December 2020, which consisted of Dr. Ahmed M. Hamdy, Dr. Raquel E. Izumi, Dr. John C. Byrd, Dr. Stuart Hwang, Tom C. Thomas, and Dr. Brian J. Druker (the “Legacy Vincera Pharma Stockholders”), and LifeSci Investments, LLC, LifeSci Holdings LLC, Rosedale Park, LLC, and certain other stockholders of LifeSci Acquisition Corp. prior to the business combination (the “Legacy LSAC Stockholders”), entered into a Voting and Support Agreement (the “Voting Agreement”). Under the Voting Agreement, such parties agreed to vote or cause to be voted all shares owned from time to time by them or their successors in the election of our directors and to cause their director designees, to ensure that (i) the size of our board of directors remained at nine directors, (ii) seven persons designated by the Legacy Vincera Pharma Stockholders and two persons designated by the Legacy LSAC stockholders were elected to our board of directors, including to fill any vacancies, and (iii) no member of our board of directors was removed without the approval of the stockholders entitled to designate such director. The Voting Agreement was terminated on June 13, 2023.

Indemnification Agreements

We entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Related Person Transactions Policy

Our board of directors adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant, or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of our board of directors) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, the audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs and benefits to the company;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

Hedging Transactions

All officers, directors, and employees are prohibited from hedging or monetization transactions under our Insider Trading Policy.

Director Compensation

The following table shows certain information with respect to the compensation of our non-employee directors during 2023:

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Laura I. Bushnell	35,000	17,888	52,888
Brian J. Druker, M.D.	30,000	17,888	47,888
John H. Lee, M.D.	30,000	17,888	47,888
Francisco D. Salva	51,250	17,888	69,138
Ruth E. Stevens, Ph.D.	30,000	17,888	47,888

(1)

Amounts represent the aggregate grant date fair value of the option awards granted in 2023 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718). See Note 11 to the Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting fair value for these stock options for financial reporting purposes and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting or exercise of the stock options or the sale of the common stock underlying such stock options.

The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding on December 31, 2023:

Name	Number of shares
Laura I. Bushnell	56,667
Brian J. Druker, M.D.	56,667
John H. Lee, M.D.	56,667
Francisco D. Salva	56,667
Ruth E. Stevens, Ph.D.	50,000

Director Compensation Arrangements

Our board of directors designed our non-employee director compensation program to reward directors for their contributions to our success, align the director compensation program with stockholder interests and our executive compensation program, and provide competitive compensation necessary to attract and retain high quality non-employee directors. Our board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that we can recruit and retain qualified directors. Our compensation committee and nominating and corporate governance committees seek input and recommendations from management for director compensation, but make all decisions regarding director and executive compensation.

Our non-employee directors are entitled to the following compensation for their service on our board of directors:

•	an annual cash retainer of $25,000, to be paid in quarterly installments;

•

a non-statutory stock option to purchase 20,000 shares of common stock upon their initial election to our board of directors, prorated if such initial election occurs other than at an annual meeting of stockholders, and a non-statutory stock option to purchase 15,000 shares of common stock on the date of each annual meeting of stockholders after their initial election so long as they are serving as a non-employee director as of the date of such annual meeting (unless they are up for re-election at such annual meeting and are not re-elected);

•

an annual cash retainer of $15,000 for the chair of the audit committee, $10,000 for the chair of the compensation committee, and $10,000 for the chair of the nominating and corporate governance committee; and

•	an annual cash retainer of $5,000 for other members of the audit committee, compensation committee, and nominating and corporate governance committee.

The exercise price of each stock option will be the closing price of our common stock on the date of grant, as reported by the Nasdaq Stock Market LLC. Each stock option will vest in full on the earlier of 12 months following the date of grant, the next annual meeting of stockholders, or the consummation of a change of control (as defined in our 2020 Stock Incentive Plan (the “Incentive Plan”)), subject to the director’s continued service. Equity compensation under the director compensation program is subject to the annual limits on non-employee director compensation set forth in our Incentive Plan.

Our policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services in their capacities as directors. We do not provide tax gross-up payments to members of our board of directors.

EXECUTIVE OFFICERS

Our executive officers are elected by our board of directors and serve at the discretion of the board. Our executive officers and their ages as of March 26, 2024 are as follows:

Name	Age	Position
Ahmed M. Hamdy, M.D.	59	Chief Executive Officer
Raquel E. Izumi, Ph.D.	54	President and Chief Operations Officer
Alexander A. Seelenberger	45	Chief Financial Officer
Tom C. Thomas	64	General Counsel and Chief Legal Officer

Biographical information for our executive officers other than Drs. Hamdy and Izumi is set forth below:

Alexander A. Seelenberger has served as our Chief Financial Officer since December 2020. Prior to that, Mr. Seelenberger was a managing partner at Aurus Capital, a leading Latin American venture capital firm, heading its healthcare venture capital practice, from March 2009 to December 2020. In that role, Mr. Seelenberger co-founded and has been an executive director in several healthcare companies. From August 2007 to January 2009, Mr. Seelenberger served as an associate at Athelera LLC, a New York-based boutique investment bank offering financial advisory services to clients in the United States, Latin America and Europe. Mr. Seelenberger has served as a member of the board of directors of Andes Biotechnologies since September 2009, Trigemina Holdings, Inc., a pharmaceutical company, since March 2012, Levita Magnetics, a magnetic surgical platform development company, since January 2012, Echopixel, Inc., a medical imaging device development company, since September 2012, and Algenis, a bioactive molecule development company, since December 2012. Mr. Seelenberger received a B.B.A in business from the University of Chile and an M.B.A with high distinction from Harvard Business School, where he graduated as a Baker Scholar.

Tom C. Thomas has served as our General Counsel and Chief Legal Officer since March 2021. Mr. Thomas was a partner at Pillsbury Winthrop Shaw Pittman LLP, an international law firm, from March 2003 to March 2021. Mr. Thomas has over 30 years of experience representing life science and technology companies at all stages of development, from start-up and emerging companies, to pre-IPO companies, to large public and private companies. Mr. Thomas received his B.B.A. in Accounting from the University of Iowa, where he graduated summa cum laude, and his J.D. from the University of Minnesota Law School, where he graduated magna cum laude.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers (based on total compensation, including the value of option awards, received during the last fiscal year). These executive officers are referred to collectively as our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Ahmed M. Hamdy, M.D.	2023	479,167	164,824	77,416	13,546	(3)	734,953
Chief Executive Officer	2022	460,000	136,850	670,122	12,994	(3)	1,279,966
Raquel E. Izumi, Ph.D.	2023	447,917	132,064	77,416	11,559	(4)	668,956
President and Chief Operations Officer	2022	430,000	109,650	445,212	12,010	(4)	996,872
Alexander A. Seelenberger	2023	369,792	109,029	73,975	12,873	(5)	565,669
Chief Financial Officer	2022	355,000	90,525	346,700	12,504	(5)	804,729

(1)

The amounts in this column represent incentive bonuses earned during 2023 and 2022, respectively, based on the achievement of certain company corporate goals. The bonuses earned during 2023 had not yet been paid as of the mailing of this Proxy Statement. The bonuses earned during 2022 were paid in March 2023.

(2)

The amounts in this column represent the aggregate grant-date fair value of the option awards granted to the named executive officers during 2023 and 2022, respectively, computed in accordance with ASC 718. See Note 11 to the Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting fair value for these stock options for financial reporting purposes and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting or exercise of the stock options or the sale of the common stock underlying such stock options.

(3)

The amounts for 2023 consist of $11,550 for matching contributions made by us under our 401(k) plan and $1,966 for the value of in-office meals. The amounts for 2022 consist of $10,675 for matching contributions made by us under our 401(k) plan and $1,555 for the value of in-office meals (including a tax gross-up of $481).

(4)

The amounts for 2023 consist of $10,641 for matching contributions made by us under our 401(k) plan and $918 for the value of in-office meals. The amounts for 2022 consist of $10,455 for matching contributions made by us under our 401(k) plan and $507 for the value of in-office meals (including a tax gross-up of $157).

(5)

The amounts for 2023 consist of $11,550 for matching contributions made by us under our 401(k) plan and $1,323 for the value of in-office meals. The amounts for 2022 consist of $10,675 for matching contributions made by us under our 401(k) plan, $1,829 for the value of in-office meals (including a tax gross-up of $233), and $2,964 for reimbursement of relocation expenses (including a tax gross-up of $508).

Narrative Disclosure to Summary Compensation Table

We have entered into individual employment agreements with all of our executive officers, including our named executive officers, which are described below. For 2023, the compensation program for our named executive officers consisted of base salary, target-based discretionary bonuses, and awards of stock options. In addition, our named executive officers generally are eligible to participate in our 401(k) retirement plan, employee stock purchase plan (other than Dr. Hamdy and Dr. Izumi), health and wellness plans, and other employee benefits.

Base Salary

The base salaries of our named executive officers are set at levels that are commensurate with the executive’s duties and authorities, contributions, prior experience and performance, competitive with base salaries of comparable companies based on available data, and sufficient to enable us to hire executives with the talent and skills we need. The base salaries of our named executive officers are established and approved by our compensation committee when such executives join our company or upon their promotion and are reviewed on an annual basis. The base salaries of our Chief Executive Officer and our other named executive officers, which were not increased in either 2021 or 2022, were increased by 5% for 2023 to help offset high levels of inflation during those periods while at the same time continue to conserve cash.

Cash Bonus

Our named executive officers are eligible to receive annual target-based discretionary cash bonus awards based on a percentage of their base salary. The target bonus percentages of our named executive officers are established and approved by our compensation committee when such executives join our company or upon their promotion and are reviewed on an annual basis. For 2023, bonus awards for all employees, including our named executive officers, were based entirely on the achievement of the corporate performance goals approved by our board of directors, including research, regulatory, clinical, business development, publication, and financial goals. Following completion of the year, our compensation committee reviewed the level of achievement of such corporate goals and deliverables and determined that they had been achieved at the 97.5% level.

401(k) Retirement Plan

We have a 401(k) defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions, which are not taxable when distributed). Our 401(k) plan provides that each participant may contribute up to 100% of his or her eligible pre-tax compensation, up to a statutory limit. Participants who are at least 50 years old can also make “catch-up” contributions. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary matching contributions, subject to established limits and a vesting schedule. In 2023, we made matching contributions equal to 100% of a participant’s contributions up to 1% of such participant’s eligible compensation plus 50% of a participant’s contributions between 1% and 6% of such participant’s eligible compensation.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; sick leave; parental leave; in-office meals; and an employee assistance program. We do not maintain any executive-specific benefit or perquisite programs.

Agreements with Named Executive Officers and Potential Payments Upon Termination or Change of Control

Agreement with Dr. Ahmed M. Hamdy

Effective December 23, 2020, Dr. Ahmed M. Handy entered into an employment agreement with us, pursuant to which he serves as our Chief Executive Officer and Chairman of our board of directors. Dr. Hamdy’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Dr. Hamdy’s initial annual base salary was $460,000. Dr. Hamdy’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of Company employees. Subject to the terms and conditions established by our board of directors for such bonus plan, Dr. Hamdy is eligible to receive an annual bonus with an initial target of 35% of his then-applicable base salary, subject to increase (but not decrease) in light of Dr. Hamdy’s performance, external market conditions, our financial condition and performance, and such other factors as our board deems appropriate. Dr. Hamdy’s employment agreement contains customary confidentiality, non-solicitation, and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event that Dr. Hamdy is terminated without Cause (as defined in the employment agreement), as a result of death or Disability (as defined in the employment agreement), or Dr. Hamdy resigns for Good Reason (as defined in the employment agreement), and subject to Dr. Hamdy’s delivery of an effective release of claims, Dr. Hamdy will be entitled to receive: (1) a lump sum cash payment, less applicable withholding taxes, in an amount equal to (a) one and one-half times his then-current base salary and (b) one and one-half times his then-current target bonus for the fiscal year in which such termination occurred as if all performance goals were achieved; (2) the acceleration in full of all unvested Equity Awards (as defined in the employment agreement) that would have been vested if Dr. Hamdy had continued his employment for a period of 12 continuous months following his termination date, other than any performance-based Equity Awards, which will accelerate only to the extent provided in the applicable award agreement; and (3) at Dr. Hamdy’s election, until the earlier of 18 months following his termination date or the date he becomes eligible for group health insurance through a new employer, continuation of health insurance coverage under COBRA and monthly cash payments equal to the costs of such COBRA benefits coverage, less applicable withholding taxes. In the event that Dr. Hamdy is terminated without Cause or resigns for Good Reason within three months prior to, or within 12 months following, the consummation of a Change in Control (as defined in the employment agreement), he shall be entitled to receive the above payments, provided that all Equity Awards subject to time-based vesting will vest with respect to 100% of the shares underlying such Equity Awards.

Agreement with Dr. Raquel E. Izumi

Effective December 23, 2020, Dr. Raquel E. Izumi entered into an employment agreement, pursuant to which she serves as our President and Chief Operations Officer. Dr. Izumi’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Dr. Izumi’s initial annual base salary was $430,000. Dr. Izumi’s employment agreement provides that she is eligible to participate in our health and welfare benefit plans maintained for the benefit of Company employees. Subject to the terms and conditions established by our board of directors for such bonus plan, Dr. Izumi is eligible to receive an annual bonus with an initial target of 30% of her then-applicable base salary, subject to increase (but not decrease) in light of Dr. Izumi’s performance, external market conditions, our financial condition and performance, and such other factors as our board deems appropriate. Dr. Izumi’s employment agreement contains customary confidentiality, non-solicitation, and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event that Dr. Izumi is terminated without Cause (as defined in the employment agreement), as a result of death or Disability (as defined in the employment agreement), or Dr. Izumi resigns for Good Reason (as defined in the employment agreement), and subject to Dr. Izumi’s delivery of an effective release of claims, Dr. Izumi will be entitled to receive: (1) a lump sum cash payment, less applicable withholding taxes, in an amount equal to (a) one and one-half times her then-current base salary and (b) one and one-half times her then-current target bonus for the fiscal year in which such termination occurred as if all performance goals were achieved; (2) the acceleration in full of all unvested Equity Awards (as defined in the employment agreement) that would have been vested if Dr. Izumi had continued her employment for a period of 12 continuous months following her termination date, other than any performance-based Equity Awards, which will accelerate only to the extent provided in the applicable award agreement; and (3) at Dr. Izumi’s election, until the earlier of 18 months following her termination date or the date she becomes eligible for group health insurance through a new employer, continuation of health insurance coverage under COBRA and monthly cash payments equal to the costs of such COBRA benefits coverage, less applicable withholding taxes. In the event that Dr. Izumi is terminated without Cause or resigns for Good Reason within three months prior to, or within 12 months following, the consummation of a Change in Control (as defined in the employment agreement), she shall be entitled to receive the above payments, provided that all Equity Awards subject to time-based vesting will vest with respect to 100% of the shares underlying such Equity Awards.

Agreement with Alexander A. Seelenberger

Effective December 23, 2020, Alexander A. Seelenberger entered into an employment agreement with us, pursuant to which he serves as our Chief Financial Officer. Mr. Seelenberger’s employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Seelenberger’s initial annual base salary was $355,000. Mr. Seelenberger’s employment agreement provides that he is eligible to participate in our health and welfare benefit plans maintained for the benefit of Company employees. Subject to the terms and conditions established by our board of directors for such bonus plan, Mr. Seelenberger is eligible to receive an annual bonus with an initial target of 30% of his then-applicable base salary, subject to increase (but not decrease) in light of Mr. Seelenberger’s performance, external market conditions, our financial condition and performance, and such other factors as our board deems appropriate. Mr. Seelenberger’s employment agreement contains customary confidentiality, non-solicitation, and intellectual property assignment provisions.

Pursuant to the employment agreement, in the event that Mr. Seelenberger is terminated without Cause (as defined in the employment agreement), as a result of death or Disability (as defined in the employment agreement), or Mr. Seelenberger resigns for Good Reason (as defined in the employment agreement), and subject to Mr. Seelenberger’s delivery of an effective release of claims, Mr. Seelenberger will be entitled to receive: (1) a lump sum cash payment, less applicable withholding taxes, in an amount equal to (a) one and one-half times his then-current base salary and (b) one and one-half times his then-current target bonus for the fiscal year in which such termination occurred as if all performance goals were achieved; (2) the acceleration in full of all unvested Equity Awards (as defined in the employment agreement) that would have been vested if Mr. Seelenberger had continued his employment for a period of 12 continuous months following his termination date, other than any performance-based Equity Awards, which will accelerate only to the extent provided in the applicable award agreement; and (3) at Mr. Seelenberger’s election, until the earlier of 18 months following his termination date or the date he becomes eligible for group health insurance through a new employer, continuation of health insurance coverage under COBRA and monthly cash payments equal to the costs of such COBRA benefits coverage, less applicable withholding taxes. In the event that Mr. Seelenberger is terminated without Cause or resigns for Good Reason within three months prior to, or within 12 months following, the consummation of a Change in Control (as defined in the employment agreement), he shall be entitled to receive the above payments, provided that all Equity Awards subject to time-based vesting will vest with respect to 100% of the shares underlying such Equity Awards.

Incentive-Based Compensation Recoupment Policy

On November 16, 2023, we adopted an Incentive-Based Compensation Recoupment Policy (the “Recoupment Policy”) to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified by Section 10D of the Exchange Act, and Listing Rule 5608 of The Nasdaq Stock Market LLC. This Recoupment Policy provides for recoupment by the company of certain incentive-based compensation paid erroneously to certain covered executives in the event of an accounting restatement of our consolidated financial statements.

In connection with the preparation of the consolidated financial statements as of and for the year ended December 31, 2023, we identified an error in the computation of stock-based compensation that resulted in an overstatement of stock-based compensation of approximately $2.4 million for the year ended December 31, 2022. This error resulted from the erroneous inclusion of unvested forfeited awards that should have been excluded in the calculation of stock-based compensation. As a result, net loss for the year ended December 31, 2022 and the balances of accumulated deficit and additional paid in capital at December 31, 2022 were also overstated. The error did not impact the Company’s cash flows from operating activities, financing activities, or investing activities. Based on our assessment of materiality, we concluded that this error did not have a material impact on fiscal year 2022; however, the amount of the prior period error in fiscal year 2022 would have been material to the consolidated financial statements for fiscal year 2023 if the correction of the error was recognized in fiscal year 2023 or left uncorrected, and we therefore revised the impacted fiscal year 2022 financial statements for this error.

Our compensation committee reviewed this restatement and whether any erroneously awarded compensation was received by a covered executive during the applicable recovery period. After review, the compensation committee determined that the revisions to correct this error did not affect any incentive compensation approved, awarded, or granted to our executives and would therefore not result in the recoupment of any compensation under our Recoupment Policy.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2023:

			Option Awards
Name	Date Granted		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ahmed M. Hamdy, M.D.	02/14/22	(1)	84,787	42,713	6.26	02/13/32
	08/25/22	(2)	40,000	20,000	1.71	08/24/32
	11/15/22	(2)	32,500	27,500	0.82	11/14/32
	02/15/23	(2)	37,500	52,500	1.17	02/14/33
Raquel E. Izumi, Ph.D.	02/14/22	(1)	50,872	25,628	6.26	02/13/32
	08/25/22	(2)	40,000	20,000	1.71	08/24/32
	11/15/22	(2)	32,500	27,500	0.82	11/14/32
	02/15/23	(2)	37,500	52,500	1.17	02/14/33
Alexander A. Seelenberger	12/23/20	(3)	200,000	0	19.00	12/22/30
	02/14/22	(1)	36,741	18,509	6.26	02/13/32
	08/25/22	(2)	38,666	19,334	1.71	08/24/32
	11/15/22	(2)	30,333	25,667	0.82	11/14/32
	02/15/23	(2)	35,833	50,167	1.17	02/14/33

(1)	Option vests over three years, with 1/3 of the shares vesting on December 23, 2022 and 1/36 of the shares vesting monthly thereafter.
(2)	Option vests over two years, with 1/24 of the shares vesting monthly following the date of grant.
(3)	Option vests over two years, with 1/3 of the shares vesting on the date of grant and 1/36 of the shares vesting monthly thereafter.

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,219,134	$8.74	622,502	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	5,219,134		622,502	(1)

(1)

Represents 381,018 shares available for future issuance under the 2020 Stock Incentive Plan and 241,484 shares available for future issuance under our 2021 Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2023.

The Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each fiscal year beginning on January 1, 2021, equal to the lesser of (x) 5% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) such lesser amount that our compensation committee determines for purposes of the annual increase for that fiscal year. Effective January 1, 2024, the Incentive Plan was increased by 1,070,375 shares pursuant to such evergreen provision.

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year beginning January 1, 2022, equal to the least of (x) 1% of the number of shares of common stock outstanding on such date or (y) 500,000 shares of common stock, or (z) a lesser amount determined by our compensation committee or our board of directors. Effective January 1, 2024, the ESPP was increased by 214,075 shares pursuant to such evergreen provision.

PROPOSAL 2

APPROVAL TO AMEND THE COMPANY’S 2020 STOCK INCENTIVE PLAN

TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE

Background and Purpose

The Vincerx Pharma, Inc. 2020 Stock Incentive Plan (the “Incentive Plan”) was originally approved by our board of directors and our stockholders, effective on December 23, 2020 and has not been amended since that time. Under the Incentive Plan as originally approved, the aggregate number of shares of our common stock reserved for issuance pursuant to stock awards under the Incentive Plan (“Awards”) may not exceed the sum of (i) 2,790,824 shares, plus (ii) an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2021, and ending on (and including) January 1, 2030 in an amount equal to 5% of the outstanding shares on the last day of the immediately preceding fiscal year (or such lesser amount as may be determined by the Compensation Committee), plus (iii) 9.4% of the shares that become distributable, if at all, upon the achievement of specified earnouts pursuant to the merger agreement entered into in connection with our business combination in December 2020.

On March 7, 2024, our board of directors, based on the recommendation of our compensation committee, approved, subject to the approval of our stockholders at the Annual Meeting, an amendment to the Incentive Plan to increase the number of shares that may be issued under the Incentive Plan by 1,500,000 shares (the “Pool Increase”). The Pool increase is the only change to the Incentive Plan that we are requesting stockholders to approve. The Incentive Plan, as amended to include the Pool Increase, is referred to in this Proposal 2 as the “Amended Incentive Plan.”

As a clinical-stage biopharmaceutical company, we face significant competition for experienced and talented personnel with the critical and high demand skills and experience necessary in the biopharmaceutical industry. We must compete with compensation packages from other public biotech and pharmaceutical companies that are often far superior to what we can offer due our limited cash resources and the need to focus these resources on our product development activities.

As a result, it has been, and continues to be, extremely important to use equity incentives in the form of stock options to attract and retain the talented and experienced officers and employees necessary to successfully pursue our goals. Using equity compensation also links pay to performance as it encourages officers and employees to work toward our success and aligns their interests with those of our stockholders by providing them with a means by which they can benefit from increases in the value of our common stock.

Since 2021, the biopharmaceutical industry has undergone an unprecedented decline and resetting of valuations, particularly for smaller public companies such as Vincerx. This has resulted in a significant decline in our stock price over that three-year period, notwithstanding our successes and achievements. This sustained low per share stock price means that the dollar value of the stock option grants we have made is well below the value needed in order for our overall compensation levels to remain competitive, which means we need to make larger or additional grants. We believe that the shares currently available for grant under the Incentive Plan, including shares expected to be added annually under the remaining evergreen provisions, will be insufficient to meet our anticipated retention and recruiting needs.

As of the record date, only 102,000 shares of our common stock remain available for issuance under the Incentive Plan for the remainder of 2024, of which 75,000 shares will be granted to our non-employee directors in May 2024 in connection with their annual stock option grants.

In determining the number of shares to request for the Pool Increase, our board of directors and compensation committee evaluated a number of factors, including our corporate strategy and compensation needs, our recent and projected share usage, share usage at companies of similar sector and size, the dollar-denominated value of our shares, and the overhang and potential dilution to our stockholders. Based on these factors, our board of directors and compensation committee believe that the size of the Pool Increase, which represents less than 7% of our outstanding common stock on the record date, is reasonable to support our continued growth and success and provide the incentives needed to attract and retain talented and experienced officers, and employees, while taking into consideration stockholder dilution, is consistent with market practice for a clinical-stage biopharmaceutical company of our size and circumstances, and is therefore in the best interests of the company and its stockholders.

Key Components of the Incentive Plan

A full copy of the Amended Incentive Plan is attached hereto as Annex A, and stockholders should review the Amended Incentive Plan for full details regarding its terms and conditions. For convenience, the key components of the Amended Incentive Plan are as follows:

Stock Awards. The Incentive Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), restricted stock Awards, stock unit Awards, stock appreciation rights, cash-based Awards, and performance-based stock Awards. ISOs may be granted only to officers and employees of the company and any parent or subsidiaries. All other Awards under the Amended Incentive Plan may be granted to officers, employees, non-employee directors, and consultants of the company and any parent, subsidiaries, and affiliate entities. As of the record date, we (including our affiliate entities) had approximately 46 employees (including four executive officers) and five non-employee directors.

Share Reserve. Under the Amended Incentive Plan, the aggregate number of shares of our common stock reserved for issuance pursuant to stock Awards under the Amended Incentive Plan may not exceed 4,290,824 shares, which is the sum of (i) 2,790,824 shares originally approved by our stockholders in 2020, plus (ii) the Pool Increase of 1,500,000 newly requested shares. The Amended Incentive Plan also contains an annual increase provision under the Incentive Plan approved by our stockholders in 2020 that provides that the number of shares of our common stock reserved for issuance will automatically increase, on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2021, and ending on (and including) January 1, 2030 in an amount equal to 5% of the outstanding shares on the last day of the immediately preceding fiscal year (or such lesser amount as may be determined by the Compensation Committee). An aggregate of 3,884,619 shares have been added to the Incentive Plan under this annual increase provision since its adoption in 2020. In addition, the shares reserved for issuance under the Amended Incentive Plan will be increased by an amount equal to 9.4% of the shares that become distributable, if at all, upon the achievement of specified earnouts pursuant to the merger agreement entered into in connection with our business combination in December 2020. As of the record date, no shares have been added to the Incentive Plan under this earnout increase provision.

If shares subject to an Award under the Amended Incentive Plan are forfeited, then such shares shall again become available for Awards under the Amended Incentive Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without delivery of shares to the holder, then the corresponding shares will again become available for Awards under the Amended Incentive Plan. If stock units are settled, then only the number of shares (if any) actually issued in settlement of such stock units shall reduce the number of shares available under the Amended Incentive Plan, and the balance (including any shares withheld to cover taxes) shall again become available for Awards under the Amended Incentive Plan. Any shares withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award of options shall be added back to the shares available for Awards under the Amended Incentive Plan. Notwithstanding the foregoing, shares that have actually been issued shall not again become available for Awards under the Amended Incentive Plan, except for shares that are forfeited and do not become vested.

Incentive Stock Option Limit. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the Amended Incentive Plan is 4,000,000 shares.

Grants to Outside Directors. The fair market value of any Awards granted under the Amended Incentive Plan to an outside director as compensation for services as an outside director during any 12-month period may not exceed $500,000 on the date of grant, provided that any Award granted to an outside director in lieu of a cash retainer payment and/or meeting fees will be excluded from such limit.

Administration. The Amended Incentive Plan will be administered by a committee appointed by our board of directors (the “Plan Committee”). Subject to the limitations set forth in the Amended Incentive Plan, the Plan Committee will have the authority to determine, among other things, to whom Awards will be granted, the number of shares subject to Awards, the term during which a stock option or stock appreciation right may be exercised and the rate at which the Awards may vest or be earned, including any performance criteria to which they may be subject. The Plan Committee also will have the authority to determine the consideration and methodology of payment for Awards.

Modification, Assumption, and Cancellation of Outstanding Awards. The Plan Committee will have the authority to modify outstanding Awards under the Amended Incentive Plan. Subject to the terms of the Amended Incentive Plan, the Plan Committee will have the authority to cancel any outstanding stock Award in exchange for new stock Awards, cash, or other consideration, without stockholder approval but with the consent of any adversely affected participant, provided that the Plan Committee will not have the authority to modify outstanding stock options or stock appreciation rights to lower the exercise price or to assume or accept the cancellation of outstanding stock options or stock appreciation rights in return for cash or the grant of new Awards when the exercise price is greater than the fair market value of the shares covered by such stock options or stock appreciation rights unless such action is approved by stockholders.

Stock Options. A stock option is the right to purchase in the future a certain number of shares of stock at a certain exercise price. Under the Amended Incentive Plan, ISOs and NSOs are granted pursuant to stock option agreements adopted by the Plan Committee. The Plan Committee determines the exercise price for a stock option, within the terms and conditions of the Amended Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Stock options granted under the Amended Incentive Plan vest at the rate specified by the Plan Committee.

Stock options granted under the Amended Incentive Plan generally must be exercised by the optionee before the earlier of the expiration of such option or the expiration of a specified period following the optionee’s termination of employment. Each stock option agreement sets forth the extent to which the stock option recipient will have the right to exercise the stock option following the termination of the optionee’s service and the right to exercise the stock option of any executors or administrators of the optionee’s estate or any person who has acquired such stock options directly from the optionee by bequest or inheritance.

Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the stock option, by (i) surrendering, or attesting to the ownership of, shares that have already been owned by the optionee, (ii) services rendered to the company or its subsidiaries, (iii) delivery of an irrevocable direction to a securities broker to sell shares and deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (iv) delivery of an irrevocable direction to a securities broker or lender to pledge shares and deliver all or part of the loan proceeds to the company in payment of the aggregate exercise price, (v) a “net exercise” arrangement, (vi) delivery of a full-recourse promissory note, or (vii) any other form that is consistent with applicable laws, regulations, and rules.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Stock options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless (i) the exercise price is at least 110% of the fair market value of our common stock on the date of grant, and (ii) the term of the ISO does not exceed five years from the date of grant.

Restricted Share Awards. The Plan Committee may grant restricted share Awards consisting of shares of our common stock that may be subject to transfer restrictions, vesting, and risk of forfeiture. The terms of restricted shares will be determined by the Plan Committee and set forth in a restricted share agreement. Restricted shares may be issued for such consideration as the Plan Committee may determine, including cash, cash equivalents, full recourse promissory notes, past services, and future services. Award recipients who are granted restricted shares generally have all rights of a stockholder with respect to those shares, provided that dividends and other distributions will not be paid in respect of unvested shares unless and until the underlying shares vest.

Stock Unit Awards. Stock unit Awards give recipients the right to acquire a specified number of shares of stock (or cash amount) at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Plan Committee and as set forth in a stock unit agreement. Stock units may be settled by cash, delivery of stock, or a combination of cash and stock as deemed appropriate by the Plan Committee. Recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the stock unit is settled. At the Plan Committee’s discretion and as set forth in the stock unit agreement, stock units may provide for the right to dividend equivalents. Dividend equivalents may not be distributed prior to settlement of the stock unit to which the dividend equivalents pertain and the value of any dividend equivalents payable or distributable with respect to any unvested stock units that do not vest will be forfeited.

Stock Appreciation Rights. Stock appreciation rights generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The Plan Committee determines the exercise price for a stock appreciation right, which generally cannot be less than l00% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the Amended Incentive Plan vests at the rate specified in the stock appreciation right agreement as determined by the Plan Committee. The Plan Committee determines the term of stock appreciation rights, up to a maximum of 10 years. Upon the exercise of a stock appreciation right, we will pay the recipient an amount in stock, cash, or a combination of stock and cash as determined by the Plan Committee, equal to the product of (i) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised.

Other Stock Awards. The Plan Committee may grant other Awards based in whole or in part by reference to our common stock. The Plan Committee will set the number of shares under the stock Award and all other terms and conditions of such Awards.

Cash-Based Awards. A cash-based Award is denominated in cash. The Plan Committee may grant cash-based Awards in such number and upon such terms as it shall determine. Payment, if any, will be made in accordance with the terms of the Award and may be made in cash or in shares of our common stock, as determined by the Plan Committee.

Performance-Based Awards. The number of shares or other benefits granted, issued, retainable, and vested under Awards may be made subject to the attainment of performance goals. The Plan Committee may use any performance criteria selected by it in its sole discretion to establish performance goals.

Changes to Capital Structure. In the event of a recapitalization, stock split, or similar capital transaction, the Plan Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the Amended Incentive Plan, the number of shares that can be issued as ISOs, the number of shares subject to outstanding Awards, and the exercise price under each outstanding stock option or stock appreciation right.

Merger or Reorganization. If we are involved in a merger or other reorganization, outstanding Awards will be subject to the agreement of merger or reorganization. Subject to compliance with applicable tax laws, such agreement may provide, without limitation, for any of the following: (i) continuation of outstanding Awards; (ii) cancellation of outstanding Awards, with or without consideration; (iii) assumption or substitution of outstanding Awards by the surviving corporation in such merger or reorganization or its parent or subsidiary;

(iv) immediate vesting, exercisability, and settlement of outstanding Awards followed by their cancellation; and (v) settlement of the intrinsic value of outstanding Awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying shares) followed by cancellation of such Awards.

Transferability. Unless the Plan Committee provides otherwise, no Award granted under the Amended Incentive Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such Award), except by will, the laws of descent and distribution, or pursuant to a domestic relations order.

Amendment and Termination. Our board of directors has the authority to amend, suspend, or terminate the Amended Incentive Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No lSOs may be granted after the 10th anniversary of the date our board of directors first adopted the Incentive Plan in 2020.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended Incentive Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended Incentive Plan. The Amended Incentive Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Non-Statutory Stock Options. Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Share Awards. Generally, the recipient of a restricted share award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the restricted share award, to recognize ordinary income, as of the date the recipient receives the restricted share award, equal to the excess, if any, of the fair market value of the stock on the date the restricted share award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted share award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share award.

Stock Unit Awards. Generally, the recipient of a stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock (or cash) is delivered equal to the excess, if any, of the fair market value of the stock (or cash) received over any amount paid by the recipient. To comply with the requirements of Section 409A of the Code, the stock (or cash) subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock unit award.

Stock Appreciation Rights. Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations. Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended Incentive Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act.

Impact of the Incentive Plan Amendment

The amendment to the Incentive Plan for the Pool Increase will increase the number of shares issuable pursuant to the grant of Awards, which may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the holders of the current outstanding shares of common stock. In addition, such increase may be viewed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the company’s certificate of incorporation or bylaws. Holders of common stock have no preemptive or subscription rights.

Total Awards Granted Over the Life of the Incentive Plan

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to Awards that have been granted as of the record date over the life of the Incentive Plan:

Name	Position	Number of Shares(1)
Ahmed M. Hamdy, M.D.	Chairman and Chief Executive Officer	537,500
Raquel E. Izumi, Ph.D.	President and Chief Operations Officer	451,500
Alexander A. Seelenberger	Chief Financial Officer	580,250
Tom C. Thomas	General Counsel and Chief Legal Officer	555,250
All current executive officers as a group		2,124,500
All current directors who are not executive officers as a group		276,668
Each nominee for election as a director:
Dr. Raquel E. Izumi		See above
Laura I. Bushnell		56,667
Dr. Ruth E. Stevens		50,000
Each associate of any executive officers, current directors, or director nominees		0
Each other person who received or is to receive 5% of awards:		0
All employees (including officers who are not executive officers) as a group		5,366,904

(1)

With respect to our executive officers and other employees, this column includes certain stock options that were granted under the Incentive Plan on March 7, 2024 subject to stockholder approval at the Annual Meeting, which are set forth below in the table under the heading “Grants Subject to Pool Increase.”

New Plan Benefits under the Amended Incentive Plan

The following table sets forth the benefits or amounts that will be received by or allocated to each of the individuals and groups indicated below under the Amended Incentive Plan, if such benefits or amounts are determinable. As a general matter, Awards under the Amended Incentive Plan will be made at the discretion of our compensation committee and are not therefore determinable, except as follows:

Annual Grants to Non-Employee Directors. Each non-employee director receives an annual stock option grant of 15,000 shares as described above under the heading “Director Compensation Arrangements.” Accordingly, as of the date of the Annual Meeting, stock options to purchase 15,000 shares will be granted to our continuing non-employee directors, which grants are not subject to stockholder approval of the Pool Increase.

Grants Subject to Pool Increase. On March 7, 2024, our compensation committee granted stock options to certain of our officers and employees, which grants are subject to the Pool Increase, which are reflected in the table below for our executive officers and employees. If our stockholders do not approve the Pool Increase, these stock options will be automatically cancelled.

Name	Position	Number of Shares
Ahmed M. Hamdy, M.D.	Chairman and Chief Executive Officer	53,254
Raquel E. Izumi, Ph.D.	President and Chief Operations Officer	41,250
Alexander A. Seelenberger	Chief Financial Officer	31,250
Tom C. Thomas	General Counsel and Chief Legal Officer	31,250
All current executive officers as a group		157,004
All employees (including officers who are not executive officers) as a group		1,044,102

The per-share closing price of our common stock on the record date as reported on the Nasdaq Stock Market was $5.12 per share.

Our Board of Directors recommends a vote “FOR” approval of the proposal to amend the Incentive Plan to increase the maximum number of shares issuable.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2024. WithumSmith+Brown, PC has audited our financial statements since our inception in December 2018. Representatives of WithumSmith+Brown, PC are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees billed by WithumSmith+Brown, PC for audit and other services rendered:

	Year ended December 31,
	2023	2022
Audit Fees(1)	$167,440	$140,620
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)

Audit fees consist of fees billed for services relating to the audit of our annual financial statement and review of our quarterly financial statements, services that are normally provided in connection with statutory and regulatory filings or engagements, comfort letters, reports on an issuer’s internal controls, consents, and review of documents to be filed with the SEC (e.g., periodic filings, registration statements, and company responses to SEC comment letters).

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

Our board of directors’ policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to our board of directors regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Our board of directors may also pre-approve particular services on a case-by-case basis.

Stockholder ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our board of directors is submitting the selection of WithumSmith+Brown, PC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain WithumSmith+Brown, PC. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” the Ratification of

WithumSmith+Brown, PC as our Independent Registered Public Accounting Firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and director nominees, and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of our common stock beneficially owned is based on 21,413,389 shares of common stock outstanding as of March 26, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are exercisable within 60 days of March 26, 2024, the Record Date for the Annual Meeting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Five Percent Holders:
LifeSci Holding LLC(1)	2,570,000	10.7%
Goldman Sachs Group, Inc.(2)	1,709,656	8.0%
John C. Byrd, M.D.(3)	1,618,199	7.6%
Bank of America Corporation(4)	1,082,863	5.1%
Long Focus Capital Management, LLC(5)	1,098,753	5.1%
Named Executive Officers and Directors(6):
Ahmed M. Hamdy, M.D.(7)	1,970,593	9.1%
Raquel E. Izumi, Ph.D.(8)	1,919,713	8.9%
Alexander A. Seelenberger(9)	421,233	1.9%
Laura I. Bushnell(10)	75,869	*
Brian J. Druker, M.D.(10)	111,473	*
John H. Lee, M.D.(10)	57,466	*
Francisco D. Salva(10)	56,667	*
Ruth E. Stevens, Ph.D.(11)	50,000	*
All current executive officers and directors as a group (9 Individuals)(12)	5,254,275	22.9%

*	Represents beneficial ownership of less than 1%.
(1)

Consists of shares of common stock issuable upon exercise of an equal number of private warrants. Andrew I. McDonald, a former member of our board of directors, and Michael Rice, as managing members, have shared voting and dispositive power with respect to the securities held by LifeSci Holdings LLC. The business address of LifeSci Holdings LLC is c/o LifeSci Capital LLC, 250 West 55th Street, Suite 3401 New York, NY 10019.

(2)

According to a Schedule 13G/A filed jointly on February 5, 2024 by The Goldman Sachs Group, Inc. and Goldman Sachs & Co. LLC (collectively, the “Goldman Sachs Entities”), the Goldman Sachs Entities have shared voting and dispositive power with respect to the shares. The principal address for the Goldman Sachs Entities is 200 West Street, New York, NY 10282.

(3)	John C. Byrd has sole voting and dispositive power with respect to the shares. The business address of John C. Byrd is 231 Albert Sabin Way, ML 0551, Room 6065, Cincinnati, OH.
(4)

According to a Schedule 13G filed on February 13, 2024 by Bank of America Corporation, Bank of America Corporation has shared voting and dispositive power with respect to the shares. The principal address for Bank of America Corporation is Bank of America Corporate Center, 100 N Tryon St, Charlotte, NC 28255.

(5)

According to a Schedule 13G/A filed jointly on February 14, 2024 by Long Focus Capital Management, LLC, Long Focus Capital Master, LTD, Condagua, LLC, John B. Helmers, and A. Glenn Helmers (collectively, the “Long Focus Entities”), (i) Long Focus Capital Management, LLC and John B. Helmers have shared voting and dispositive power with respect to 1,098,753 shares, (ii) Long Focus Capital Master, Ltd. has shared voting and dispositive power with respect to 423,481 shares, and (iii) Condagua, LLC and A. Glenn Hemers have shared voting and dispositive power with respect to 675,272 shares. The principal address for the Long Focus Entities is 207 Calle Del Parque, A&M Tower, 8th Floor, San Juan, Puerto Rico 00912.

(6)	The business address of each of the individuals is c/o Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306.
(7)

Includes (i) 96,060 shares of common stock held by the Hamdy Family Trust dated 10/7/2015 and (ii) options to purchase 256,334 shares of common stock that are exercisable within 60 days of March 26, 2024.

(8)

Includes (i) 85,214 shares of common stock held by the Izumi-Covey 2000 Revocable Trust U/A 01/09/01, (ii) 1,000 shares of common stock held by Ms. Izumi’s spouse’s Rollover Individual Retirement Account, and (iii) options to purchase 215,300 shares of common stock that are exercisable within 60 days of March 26, 2024.

(9)	Includes options to purchase 390,953 shares of common stock that are exercisable within 60 days of March 26, 2024.
(10)	Includes options to purchase 56,667 shares of common stock that are exercisable within 60 days of March 26, 2024.
(11)	Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of March 26, 2024.
(12)

Consists of (i) 3,753,694 shares of common stock beneficially owned by our current executive officers and directors and (ii) options to purchase an aggregate of 1,500,581 shares of common stock that are exercisable within 60 days of March 26, 2024.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2023.

REPORT OF THE AUDIT COMMITTEE

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.vincerx.com. All members of the audit committee meet the independence standards established by Nasdaq.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023. The audit committee has also discussed with the independent registered public accounting firm, WithumSmith+Brown, PC, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Audit Committee
Francisco D. Salva, Chair
Ruth E. Stevens, Ph.D.
John H. Lee, M.D.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement for the 2025 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 11, 2024. However, if we have not held an annual meeting in the previous year or if the date of the annual meeting has been changed by more than 30 days from the date of the preceding year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. These proposals also must comply with the proxy proposal submission rules of the SEC under Rule 14a-8. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail – Return Receipt Requested.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before the 2025 annual meeting but do not intend for the proposal to be included in our proxy statement. A stockholder proposal not included in the proxy statement for the 2025 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. For the 2025 annual meeting of stockholders, notice must be received between December 11, 2024 and January 10, 2025.

However, if we have not held an annual meeting in the previous year or if the date of the annual meeting has been changed by more than 30 days before or after the anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of (x) the 90th day prior to the date of the scheduled annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

OTHER MATTERS

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or mail.

By order of the Board of Directors

/s/ Dr. Ahmed M. Hamdy Dr. Ahmed M. Hamdy Chief Executive Officer and Chairman

Palo Alto, California

April 10, 2024

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2023 in writing to our Secretary, Vincerx Pharma, Inc., 260 Sheridan Avenue, Suite 400, Palo Alto, CA 94306. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of March 26, 2024, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.vincerx.com.

VINCERX PHARMA, INC.

2020 STOCK INCENTIVE PLAN

(Adopted by the Board of Directors on December 16, 2020)

(Approved by the Stockholders on December 22, 2020)

(Effective on December 23, 2020)

(Amended by the Board of Directors on March 7, 2024)

(Approved by the Stockholders on [DATE] 2024)

VINCERX PHARMA, INC.

2020 STOCK INCENTIVE PLAN

i

SECTION 5. STOCK SUBJECT TO PLAN.		6
(a)	Basic Limitation	6
(b)	Additional Shares	6
(c)	Substitution and Assumption of Awards	7
(d)	Limit on Grants to Outside Directors	7

SECTION 6. RESTRICTED SHARES.		7
(a)	Restricted Share Award Agreement	7
(b)	Payment for Awards	7
(c)	Vesting	7
(d)	Voting and Dividend Rights	7
(e)	Restrictions on Transfer of Shares	8

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.		8
(a)	Stock Option Award Agreement	8
(b)	Number of Shares	8
(c)	Exercise Price	8
(d)	Withholding Taxes	8
(e)	Exercisability and Term	8
(f)	Exercise of Options	8
(g)	Effect of Change in Control	9
(h)	No Rights as a Stockholder	9
(i)	Modification, Extension and Renewal of Options	9
(j)	Restrictions on Transfer of Shares	9
(k)	Buyout Provisions	9

SECTION 8. PAYMENT FOR SHARES.		9
(a)	General Rule	9
(b)	Surrender of Stock	9
(c)	Services Rendered	9
(d)	Cashless Exercise	10
(e)	Exercise/Pledge	10
(f)	Net Exercise	10
(g)	Promissory Note	10
(h)	Other Forms of Payment	10
(i)	Limitations under Applicable Law	10

SECTION 9. STOCK APPRECIATION RIGHTS.		10
(a)	SAR Award Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Exercisability and Term	11
(e)	Effect of Change in Control	11
(f)	Exercise of SARs	11
(g)	Modification, Extension or Assumption of SARs	11
(h)	Buyout Provision	11

SECTION 10. STOCK UNITS.		11
(a)	Stock Unit Award Agreement	11
(b)	Payment for Awards	11
(c)	Vesting Conditions	11
(d)	Voting and Dividend Rights	12

VINCERX PHARMA, INC.

2020 STOCK INCENTIVE PLAN

ii

(e)	Form and Time of Settlement of Stock Units	12
(f)	Death of Participant	12
(g)	Creditors’ Rights	12

SECTION 11. CASH-BASED AWARDS		12

SECTION 12. ADJUSTMENT OF SHARES.		12
(a)	Adjustments	12
(b)	Dissolution or Liquidation	13
(c)	Merger or Reorganization	13
(d)	Reservation of Rights	13

SECTION 13. DEFERRAL OF AWARDS.		14
(a)	Committee Powers	14
(b)	General Rules	14

SECTION 14. AWARDS UNDER OTHER PLANS.		14

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.		14
(a)	Effective Date	14
(b)	Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units	14
(c)	Number and Terms of NSOs, SARs, Restricted Shares or Stock Units	14

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.		15

SECTION 17. TAXES.		15
(a)	Withholding Taxes	15
(b)	Share Withholding	15
(c)	Section 409A	15

SECTION 18. TRANSFERABILITY.		15

SECTION 19. PERFORMANCE BASED AWARDS.		15

SECTION 20. RECOUPMENT.		16

SECTION 21. NO EMPLOYMENT RIGHTS.		16

SECTION 22. DURATION AND AMENDMENTS.		16
(a)	Term of the Plan	16
(b)	Right to Amend the Plan	16
(c)	Effect of Termination	16

SECTION 23. AWARDS TO NON-U.S. PARTICIPANTS.		16

SECTION 24. GOVERNING LAW.		16

SECTION 25. SUCCESSORS AND ASSIGNS.		17

SECTION 26. EXECUTION.		17

VINCERX PHARMA, INC.

2020 STOCK INCENTIVE PLAN

iii

VINCERX PHARMA, INC.

2020 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board on December 16, 2020 and is effective on December 23, 2020 (the “Effective Date”). The Plan’s purpose is to enhance the Company’s ability to attract, retain, incent, reward, and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, a SAR, a Restricted Share, a Stock Unit or a Cash-Based Award under the Plan.

(c) “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d) “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

(e) “Cash-Based Award” means an Award that entitles the Participant to receive a cash-denominated payment.

(f) “Change in Control” means the occurrence of any of the following events:

(i)	A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)

Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”);

provided, however, that for this purpose, the “original directors” and “continuing directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base

VINCERX PHARMA, INC.

2020 STOCK INCENTIVE PLAN

1

Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)

The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer, or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (f)(i) above, the term “look-back” date means the later of (1) the Effective Date and (2) the date that is 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (f)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(f) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

(g) “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(h) “Committee” means the Compensation Committee as designated by the Board, which is authorized to administer the Plan, as described in Section 3 hereof.

(i) “Company” means Vincerx Pharma, Inc., a Delaware corporation, including any successor thereto.

(j) “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary, or an Affiliate as an independent contractor (not including service as a member of the Board) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k) “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(l) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

(m) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(n) “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(o) “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)

If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(p) “ISO” means an employee incentive stock option described in Section 422 of the Code.

(q) “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(r) “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Shares.

(s) “Outside Director” means a member of the Board who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(t) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(u) “Participant” means a person who holds an Award.

(v) “Plan” means this 2020 Stock Incentive Plan of Vincerx Pharma, Inc., as amended from time to time.

(w) “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(x) “Restricted Share” means a Share awarded under the Plan.

(y) “SAR” means a stock appreciation right granted under the Plan.

(z) “Section 409A” means Section 409A of the Code.

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(aa) “Securities Act” means the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder.

(bb) “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(cc) “Share” means one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(dd) “Stock” means the Common Stock, par value $0.0001 per Share, of the Company.

(ee) “Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(ff) “Subsidiary” means any corporation, if the Company owns and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date. The determination of whether an entity is a “Subsidiary” shall be made in accordance with Section 424(f) of the code.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy such requirements of the Nasdaq Stock Market (“Nasdaq”) and as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b) Committee Appointment. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan, may grant Awards under the Plan and may determine all terms of such grants, in each case with respect to all Employees, Consultants and Outside Directors (except such as may be on such committee), provided that such committee or committees may perform these functions only with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the

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Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend, or rescind rules, procedures, and forms relating to the Plan;

(iii)	To adopt, amend, or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as an NSO, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting, and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

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SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent, or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be deemed to be owned proportionately by or for its stockholders, partners, or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include Shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed the sum of (i) 2,790,824 Shares originally approved by the Board and Company stockholders in December 2020, plus (ii) 1,500,000 Shares approved by the Board and Company stockholders at the Company’s annual meeting of stockholders in 2024, plus (iii) an annual increase on the first day of each fiscal year, for a period of not more than 10 years, beginning on January 1, 2021, and ending on (and including) January 1, 2030 in an amount equal to (x) five percent 5.0% of the outstanding Shares on the last day of the immediately preceding fiscal year or (y) such lesser amount (including zero) that the Committee determines for purposes of the annual increase for that fiscal year, plus (iv) nine and four-tenths percent (9.4%) of the Shares that become distributable, if at all, upon the achievement of specified earnouts pursuant to Sections 3.3 of the Merger Agreement by and Among the Company and LifeSci Acquisition Corp and LifeSci Acquisition Merger Sub Inc., among other parties, dated September 25, 2020 (the “Merger Agreement”), which additional Shares shall be added on the date(s) that the earnout Shares become distributable pursuant to the Merger Agreement. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed four million (4,000,000) Shares plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Section 5(c). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. If Shares are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options, or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units or SARs are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units or SARs shall reduce the number available in Section 5(a) and the balance (including any Shares withheld to satisfy tax withholding obligations) shall again become available for Awards under the Plan. Any Shares withheld to satisfy the Exercise Price or tax

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withholding obligation pursuant to any Award of Options shall be added back to the Shares available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 5(b), Shares that have actually been issued shall not again become available for Awards under the Plan, except for Shares that are forfeited and do not become vested.

(c) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution, or replacement of stock options, stock appreciation rights, stock units, or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution, or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation, or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted, or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

(d) Limit on Grants to Outside Directors. The grant date fair value of all Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Plan to any Outside Director as compensation for services as an Outside Director during any twelve (12)-month period may not exceed $500,000, provided that any Award granted to an Outside Director in lieu of a cash retainer pursuant to Section 15(b) will be excluded from such limit.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services, and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. A holder of Restricted Shares awarded under the Plan shall have the same voting, dividend, and other rights as the Company’s other stockholders, except that in the case of any unvested Restricted Shares, the holder shall not be entitled to any dividends or other distributions paid or distributed by the Company in respect of outstanding Shares. Notwithstanding the foregoing, at the Committee’s discretion, the holder of unvested Restricted Shares may be credited with such dividends and other distributions, provided that such dividends and other distributions shall be paid or distributed to the holder only if, when and to the extent such unvested Restricted Shares vest. The value of dividends and other distributions payable or distributable with respect to any unvested Restricted Shares that do not vest shall be forfeited. At the Committee’s discretion, the

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Restricted Share Award Agreement may require that the holder of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions as the Award with respect which the dividend was paid. For the avoidance of doubt, other than with respect to the right to receive dividends and other distributions, the holders of unvested Restricted Shares shall have the same voting rights and other rights as the Company’s other stockholders in respect of such unvested Restricted Shares.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal, or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided pursuant to Section 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the

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Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend, or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or for cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such Options, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b) Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of

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a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g) Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h) Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations, and rules.

(i) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

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(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs . Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares or cash; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 12, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Awards when the Exercise Price is greater than the Fair Market Value of the Shares covered by such SARs, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provision. The Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. STOCK UNITS.

(a) Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, retirement, or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

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(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right, if awarded, entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend equivalents may also be converted into additional Stock Units at the Committee’s discretion. Dividend equivalents shall not be distributed prior to settlement of the Stock Unit to which the dividend equivalents pertain. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach. The value of dividend equivalents payable or distributable with respect to any unvested Stock Units that do not vest shall be forfeited.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Participant. Any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11. CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula, or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in Shares, as the Committee determines.

SECTION 12. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect

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on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5;

(ii)	The number of Shares covered by each outstanding Award; and

(iii)	The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A, such agreement may provide, without limitation, for any of the following:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The cancellation of the outstanding Awards by the Company, with or without consideration;

(iii)	The assumption of the outstanding Awards by the surviving corporation its parent or subsidiary;

(iv)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(v)	Immediate vesting, exercisability, or settlement of outstanding Awards followed by the cancellation of such Awards upon or immediately prior to the effectiveness of such transaction; or

(vi)

Settlement of the intrinsic value of the outstanding Awards (whether or not then vested or exercisable) in cash or cash equivalents or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment);

in each case without the Participant’s consent. Any acceleration of payment of an amount that is subject to Section 409A will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

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SECTION 13. DEFERRAL OF AWARDS.

(a) Committee Powers. Subject to compliance with Section 409A, the Committee (in its sole discretion) may permit or require a Participant to:

(i)

Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)

Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books.

Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures, and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under the Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, SARs, Restricted Shares, or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Alternatively, the Board may mandate payment in any of such alternative forms. Such NSOs, SARs, Restricted Shares, and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, SARs, Restricted Shares or Stock Units. The number of NSOs, SARs, Restricted Shares, or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, SARs, Restricted Shares, or Stock Units shall also be determined by the Board.

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SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17. TAXES.

(a) Withholding Taxes. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18. TRANSFERABILITY.

Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated, or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer, or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

SECTION 19. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retained, and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

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SECTION 20. RECOUPMENT.

In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board (or a designated committee) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this provision will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.

SECTION 21. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 22. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved the stockholders of the Company.

(b) Right to Amend the Plan. The Board may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 23. AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy, or custom. The Committee also may impose conditions on the exercise, vesting, or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 24. GOVERNING LAW.

The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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SECTION 25. SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).

SECTION 26. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

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VINCERX PHARMA, INC.

By:	/s/ Ahmed Hamdy
Name:	Ahmed Hamdy
Title:	Chief Executive Officer

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VOTE BY INTERNET VINCERX PHARMA, INC. .proxyvote.com or scan the QR Barcode above Before The Meeting - Go to www 260 SHERIDAN AVENUE, SUITE 400 PALO ALTO, CA 94306 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VINC2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. VOTE BY INTERNET VINCERX PHARMA, INC. www.proxyvote.com or scan the QR Barcode Before The Meeting - Go to above 260 SHERIDAN AVENUE, SUITE 400 PALO ALTO, CA 94306 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VINC2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V39433-P09431 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VINCERX PHARMA, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Class I Directors ! ! ! Nominees: 01) Dr. Raquel E. Izumi 02) Laura I. Bushnell 03) Dr. Ruth E. Stevens The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Approval of an amendment to the Vincerx Pharma, Inc. 2020 Stock Incentive Plan to increase the number of shares authorized for issuance by 1,500,000 ! ! ! shares 3. Ratification of the appointment of WithumSmith+Brown, PC as independent registered public accounting firm for the year ending December 31, 2024 ! ! ! NOTE: In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. V39434-P09431 VINCERX PHARMA, INC. ANNUAL MEETING OF STOCKHOLDERS May 23, 2024, 10:00 a.m., Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) Hhereby appoint(s) Dr. Ahmed M. Hamdy, Dr. Raquel E. Izumi, and Alexander A. Seelenberger, and each of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Vincerx Pharma, Inc. held as of the record date that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific time, on May 23, 2024, virtually at www.virtualshareholdermeeting.com/VINC2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director in Proposal 1, and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon and transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE